Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Intelligent Bio Solutions Inc. (the “Company”) on Form S-8 of our report dated September 18, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of the Company as of and for the years ended June 30, 2024 and 2023 appearing in the Annual Report on Form 10-K of Intelligent Bio Solutions Inc.

Melville, NY

May 30, 2025

An Independent Member of Urbach Hacker Young International